EXHIBIT 3.2



                     Amended By-Laws of Cullen/Frost Bankers, Inc.

                                    BYLAWS

                                      OF

                           CULLEN/FROST BANKERS, INC.

                             ARTICLE I - OFFICES
                             -------------------



SECTION 1.1 - REGISTERED OFFICE: The registered office of the corporation shall be at 100 W. Houston Street, San Antonio, Texas.

SECTION 1.2 - EXECUTIVE OFFICES: The executive offices of the corporation shall be at 100 W. Houston Street, San Antonio, Texas.

SECTION 1.3 - OTHER OFFICES: The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                             ARTICLE II - STOCKHOLDERS
                             -------------------------

SECTION 2.1 - ANNUAL MEETING: The annual meeting of the stockholders for the purpose of electing Directors shall be on the third Tuesday in May each year if not a legal holiday, and, if a legal holiday, then on such other date as shall be fixed by the Board of Directors. Any business may be transacted at an annual meeting, except as otherwise provided by law or by the Bylaws.

SECTION 2.2 - SPECIAL MEETING: A special meeting of the stockholders may be called at any time by the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting or by the Board of Directors or by the Chairman of the Board or by the President. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

SECTION 2.3 - PLACE: The annual meeting and any special meeting of the stockholders shall be held at 100 W. Houston Street, San Antonio, Texas, unless another place is designated by the Board of Directors.

SECTION 2.4 - NOTICE: Written or printed notice stating the place, day and hour of each meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting.

SECTION 2.5 - QUORUM: The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the articles of incorporation or by these bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the articles of incorporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.6 - PROXIES: At all meetings of stockholders, a stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

SECTION 2.7 - VOTES PER SHARE AND CUMULATIVE VOTING: Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation, or as otherwise provided by the Texas Business Corporation Act. At each election of Directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any stockholder to cumulate his votes in any election of Directors for any other purpose.

SECTION 2.8 - PRESIDING OFFICERS: The Chairman of the Board shall preside at and the Secretary shall keep the records of each meeting of stockholders, and in the absence of the Chairman, his duties shall be performed by the President. In the absence of the Secretary, his duties shall be performed by the Assistant Secretary.

SECTION 2.9 - LIST OF STOCKHOLDERS: A complete list of stockholders entitled to vote at each stockholders' meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the Secretary and filed at the registered office and the executive offices of the corporation and subject to inspection by any stockholder during usual business hours for a period of ten (10) days prior to such meeting. Such list shall be produced and subject to inspection by any stockholder during such meeting.


                        ARTICLE III - BOARD OF DIRECTORS
                        ---------------------------------

SECTION 3.1 - POWERS: The business and property of the corporation shall be managed by the Board of Directors, and subject to the restrictions imposed by law, by the articles of incorporation, or by these bylaws, they may exercise all the powers of the corporation.

SECTION 3.2 - NUMBER: The Board of Directors shall consist of not less than five nor more than twenty Directors, as so determined from time to time by resolution of the Board of Directors. Within the above limits, the number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time by resolution of the Board of Directors.

SECTION 3.3 - TERM: Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Directors need not be stockholders nor residents of Texas. Any Director may be removed either for or without cause, at any special meeting of stockholders by the affirmative vote of a majority in number of shares of the stockholders present in person or by proxy at such meeting and entitled to vote for the election of such Director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

SECTION 3.4 - VACANCY: Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. In case of any increase in the number of Directors, the additional Directors shall be elected at an annual meeting or at a special meeting of stockholders called for that purpose.

SECTION 3.5 - MEETING OF DIRECTORS: The Directors may hold their meetings and may have an office and keep the books of the corporation, except as otherwise provided by statute, in such place or places, as the Board of Directors may from time to time determine.

SECTION 3.6 - ORGANIZATIONAL MEETING: Other than the first meeting of the initial Board of Directors, each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, and no notice of such meeting shall be necessary.

SECTION 3.7 - ELECTION OF OFFICERS: At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the corporation.

SECTION 3.8 - REGULAR MEETINGS: Regular meetings of the Board of Directors shall be held at such times and places as shall be designated, from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

SECTION 3.9 - SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on three days' notice to each Director, either personally or by mail, or by telegram or such special meetings may be called by the President or Secretary in like manner and on like notice on the written request of two Directors. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice except where expressly provided by statute, the articles of incorporation or by these bylaws.

SECTION 3.10 - NOTICE: The Secretary shall give notice of each special meeting in person, or by mail, telegraph, or facsimile at least three (3) days before the meeting to each Director. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.11 - FULL DIRECTORS' MEETINGS: At any meeting at which every Director shall be present, even though without any notice, any business may be transacted.

SECTION 3.12 - QUORUM: A majority of the Directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any Director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the Directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by the articles of incorporation or by these bylaws.

SECTION 3.13 - ORDER OF BUSINESS: At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine.

SECTION 3.14 - COMPENSATION: Directors as such shall not receive any stated salary for their service, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at such regular or special meetings of the Board; provided that nothing contained herein shall be construed to preclude any Director from serving the corporation in any other capacity or receiving compensation therefor.

SECTION 3.15 - PRESUMPTION OF ASSENT: A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 3.16 - EXECUTIVE COMMITTEE AND OTHER COMMITTEES: The Board of Directors by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors except that no committee shall have the authority of the Board of Directors in those matters specifically prohibited by Art. 2.36 of the Texas Business Corporation Act. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors at the Board's next meeting.


                              ARTICLE IV - OFFICERS
                              ---------------------

SECTION 4.1 - NUMBER, TITLE AND TERM OF OFFICE: The officers of the corporation shall be the Chairman of the Board, a President, a Vice-Chairman of the Board, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office, except that the President shall not hold the office of Secretary. None of the officers need be a Director, except the Chairman of the Board, the President, and the Vice-Chairman of the Board, who must be Directors.

SECTION 4.2 - REMOVAL: Any officer, or member of any committee, or agent, elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4.3 - VACANCIES: A vacancy in the office of any officer may be filled by vote of a majority of the Directors for the unexpired portion of the term.

SECTION 4.4 - THE CHAIRMAN OF THE BOARD - POWERS AND DUTIES: The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors at which he shall be present. He shall perform all of the duties incident to the office of Chairman of the Board of Directors of a corporation and such other duties as from time to time, may be assigned to him by the Board of Directors. The Chairman of the Board shall be the chief executive officer of the corporation and shall have all powers and authority of the President.

SECTION 4.5 - PRESIDENT - POWERS AND DUTIES: The President shall have general executive charge, management and control of the properties and operations of the corporation in the ordinary course of its business with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities.

SECTION 4.6 - VICE-CHAIRMAN OF THE BOARD - POWERS AND DUTIES: The Vice-Chairman of the Board shall exercise such powers and perform such duties as, from time to time, may be assigned to him by the Board of Directors.

SECTION 4.7 - VICE-PRESIDENTS - POWERS AND DUTIES: Each Vice-President shall have such powers and duties as may be assigned to him by the Board of Directors and shall exercise the powers of the President during that officer's absence or inability to act. Any action taken by a Vice-President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

SECTION 4.8 - TREASURER - POWERS AND DUTIES: The Treasurer shall have custody of all the funds and securities of the corporation which come into his hands. He shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors, and give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

SECTION 4.9 - ASSISTANT TREASURER - POWERS AND DUTIES: Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors. The Assistant Treasurer shall exercise the powers of the Treasurer during that officer's absence or inability to act.

SECTION 4.10 - SECRETARY - POWERS AND DUTIES: The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders, in books provided for that purpose. He shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the inspection of any Director upon application at the executive offices of the corporation during business hours, and he shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

SECTION 4.11 - ASSISTANT SECRETARY - POWERS AND DUTIES: Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors or the Secretary. The Assistant Secretary shall exercise the powers of the Secretary during that officer's absence or inability to act.

                     ARTICLE V - INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 5.1 - IN GENERAL: The corporation shall, to the fullest extent to which it is empowered to do so by the Texas Business Corporation Act and any other applicable laws as may from time to time be in effect, indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietory, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The corporation's obligations under this section include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of an officer or director for indemnification. Reasonable expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation by the director, officer, employee or agent who may be entitled to such indemnification of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the applicable statute, and (ii) a written undertaking by or behalf of the director, officer, employee or agent who may be entitled to such indemnification, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The corporation's obligation to indemnify and to prepay expenses under this Section 5.1 shall arise, and all rights granted to directors, officers, employees or agents hereunder shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these bylaws or the Articles of Incorporation of the corporation, no action taken by the corporation, either by amendment of the bylaws or the Articles of Incorporation of the corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Section 5.1 which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. Further, if any provision of this Section 5.1 shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired.

                         ARTICLE VI - CAPITAL STOCK

SECTION 6.1 - CERTIFICATES OF SHARES: The certificates for shares of the capital stock of the corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board and the President or a Vice-President, and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer and may be sealed with the seal of this corporation or a facsimile thereof. They shall be consecutively numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holder's name and the number of shares.

SECTION 6.2 - TRANSFER OF SHARES: The shares of stock of the corporation shall be transferable only on the books of the corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares.

SECTION 6.3 - REGULATIONS: The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the corporation.

                         ARTICLE VII - MISCELLANEOUS PROVISIONS

SECTION 7.1 - FISCAL YEAR: The fiscal year of the corporation shall be such as the Board of Directors shall by resolution, establish.

SECTION 7.2 - SEAL: The seal of the corporation shall be such as from time to time may be approved by the Board of Directors.

SECTION 7.3 - NOTICE AND WAIVER OF NOTICE: Whenever any notice whatsoever is required to be given under the provisions of these bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the books of the corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

SECTION 7.4 - RESIGNATIONS: Any Director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

SECTION 7.5 - SECURITIES OF OTHER CORPORATIONS: The President (or any Vice-President) of the corporation shall have power and authority to transfer, endorse for transfer, vote, consent and take any other action with respect to any securities of another issuer which may be held or owned by the corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

SECTION 7.6 - DIVIDENDS: Dividends upon the outstanding shares of the corporation, subject to the provision of the articles of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, property, or in shares of the corporation, subject to the provisions of the Texas Business Corporation Act, and the articles of incorporation.

SECTION 7.7 - CONTRACTS: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.8 - LOANS: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 7.9 - BYLAWS: These bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors, subject to repeal or change by action of the stockholders.


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